UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2008

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(650) 215-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to this Current Report on Form 8-K is being filed to attach Exhibits 2.1, 2.2 and 2.3 as exhibits.

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2008, Synplicity, Inc., a California corporation (“Synplicity”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synopsys, Inc., a Delaware corporation (“Synopsys”) and St. Andrews Acquisition Corp., a California corporation and wholly owned subsidiary of Synopsys, pursuant to which Synopsys has agreed to acquire Synplicity subject to the terms and conditions set forth in the Merger Agreement (the “Merger”) for a gross amount of approximately $227 million.  The Merger Agreement has been unanimously approved by the Boards of Directors of both Synopsys and Synplicity.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Synplicity Common Stock will be converted into the right to receive $8.00 (“Price-Per Share”).  In connection with the Merger, Synopsys will assume all issued and outstanding options to purchase Synplicity Common Stock granted pursuant to the Synplicity 2000 Stock Option Plan, Synopsys will assume all issued and outstanding options to purchase Synplicity Common Stock granted pursuant to the 1995 Synplicity Stock Option Plan to the extent that such options have an exercise price equal to the Price-Per Share, and Synopsys will assume all issued and outstanding Synplicity Restricted Stock Units.  Additionally, in connection with the Merger, Synopsys has agreed to cash out other issued and outstanding non-assumed, in-the-money options to purchase Synplicity Common Stock.

Consummation of the Merger is subject to customary closing conditions including the approval of the Merger by the shareholders of Synplicity, the receipt of antitrust approvals or the expiration of applicable waiting periods in certain jurisdictions, and the absence of certain governmental restraints.

The Merger Agreement contains certain termination rights for both Synopsys and Synplicity and provides that in certain specified circumstances, Synplicity must pay Synopsys a termination fee of $7,936,884 (generally in the event the Board of Directors of Synplicity changes its recommendation that the shareholders of Synplicity vote in favor of the Merger, or elects to pursue a superior acquisition proposal from a third party).

The foregoing description of the Merger Agreement is qualified in its entirety to the full text of the Merger Agreement.  The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  We encourage you to read the Merger Agreement for a more complete understanding of the transaction.

Concurrently with the execution of the Merger, Synplicity’s directors and certain of its executive officers have entered into voting agreements with Synopsys and have agreed, in their capacity as shareholders of Synplicity, to vote shares of Synplicity Common Stock held by them (which in the aggregate represent approximately 41% of the outstanding shares of Synplicity as of the date hereof) in favor of the Merger and against any proposal made in opposition to the Merger.   The foregoing description of the Voting Agreements is qualified in its entirety to the full text of the Voting Agreements which are filed as Exhibits 2.2 and 2.3 to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the execution of the Merger Agreement, on March 20, 2008, each of Gary Meyers, President and Chief Executive Officer of Synplicity, and Kenneth S. McElvain, Chief Technical Officer and Vice President of Synplicity, entered into an offer letter and nonsolicitation agreement with Synopsys, which agreements become effective upon the closing of the Merger.  Pursuant to the terms of such agreements, each of Messrs. Meyers and McElvain has agreed to become an employee of Synopsys effective at the closing of the Merger and to abide by certain obligations not to compete with the business of Synplicity and not to solicit employees and customers of Synopsys for a period of two years after the closing of the Merger.  Such agreements will be of no force or effect if the Merger does not occur or the Merger Agreement is terminated. The foregoing description of certain terms of the offer letters and noncompetition and nonsolicitation agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements.

On March 20, 2008, each of Synopsys and Synplicity issued a press release, announcing that they had entered into a definitive merger agreement.  In addition, Synplicity distributed a set of frequently asked questions concerning the transaction to its employees and an email to its employees.  Copies of each press release, the frequently asked questions and the emails are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

Item 8.01              Other Events

See Item 1.01.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 20, 2008 by and among Synopsys, Inc., St. Andrews Acquisition Corp. and Synplicity, Inc.

2.2	Form of Voting Agreement dated March 20, 2008 between Synopsys, Inc. and each of Kenneth S. McElvain and Alisa Yaffa

2.3

Form of Voting Agreement dated March 20, 2008 between Synopsys, Inc. and each of John Hanlon, Prabhu Goel, Andrew Haines, James Lovas, Gary Meyers, Dennis Segers, C. Thomas Weatherford and Paul Weiskopf

99.1	Synplicity, Inc. Press Release dated March 20, 2008.

99.2	Synopsys, Inc. Press Release dated March 20, 2008.

99.3	Synplicity, Inc. Frequently Asked Questions dated March 20, 2008

99.4	Synplicity, Inc. Employee Email dated March 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: March 21, 2008	/s/ John J. Hanlon
John J. Hanlon Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 20, 2008 by and among Synopsys, Inc., St. Andrews Acquisition Corp. and Synplicity, Inc.

2.2	Form of Voting Agreement dated March 20, 2008 between Synopsys, Inc. and each of Kenneth S. McElvain and Alisa Yaffa

2.3

Form of Voting Agreement dated March 20, 2008 between Synopsys, Inc. and each of John Hanlon, Prabhu Goel, Andrew Haines, James Lovas, Gary Meyers, Dennis Segers, C. Thomas Weatherford and Paul Weiskopf

99.1	Synplicity, Inc. Press Release dated March 20, 2008.

99.2	Synopsys, Inc. Press Release dated March 20, 2008.

99.3	Synplicity, Inc. Frequently Asked Questions dated March 20, 2008

99.4	Synplicity, Inc. Employee Email dated March 20, 2008